                                                                   EXHIBIT 10.12


                             DEVELOPMENT AGREEMENT


         This Agreement is made and entered into this 25th day of April, 1994, by and between Applied Analytical Industries, Inc. (hereinafter "AAI"), a Delaware corporation, having its principal place of business at 1206 North 23rd Street, Wilmington, North Carolina, 28405 and GenerEst, Inc. (hereinafter the "Company"), a Delaware corporation having its principal place of business at 1726 North 23rd Street, Wilmington, North Carolina 28405.


                              W I T N E S S E T H

         WHEREAS, the Company and AAI have contemporaneously entered into an Technology Assignment Agreement (the "Assignment Agreement") concerning certain AAI technology and prototype formulations to be assigned to the Company;

         WHEREAS, the Company has requested AAI to assist it in the development of certain hormone pharmaceutical products by providing pharmaceutical services; and

         WHEREAS, AAI has agreed to assist the Company in the development of said pharmaceutical products by providing requested pharmaceutical services including formulation, testing, clinical production and regulatory services.

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         DEFINED TERMS. As used in this Development Agreement (hereinafter "Agreement"), the following terms shall have the meanings described below:

         1.1 "ACT" shall mean the Federal Food Drug and Cosmetic Act, as amended.

         1.2 "ACTIVE INGREDIENT" shall mean an ingredient contained in a NEW PRODUCT which provides an intended pharmacologic or therapeutic effect.
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DEVELOPMENT AGREEMENT
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         1.3     "ANDA" shall mean an Abbreviated New Drug Application as
provided for in Section 505(j) of the ACT and as set forth in 21 CFR Part 314, as amended.

         1.4 "ANNUAL BUDGET" shall mean a budget prepared by AAI and the Company which establishes the Company's estimated monthly requirements of DEVELOPMENT SERVICES and related expenses for the upcoming calendar year. The ANNUAL BUDGET shall be prepared on or prior to December 31, of each calendar year and shall be attached hereto and incorporated herein as part of EXHIBIT "A."

         1.5 "CLINICAL STUDIES" shall mean adequate and well controlled bioequivalency studies as more fully described and set forth in 21 CFR Parts 314 and 320, as amended, and/or pilot studies designed to provide clinical information to assist in the development of clinical bioequivalency protocols and bioanalytical methods.

         1.6 "CLINICAL SUPPLIES" shall mean a NEW PRODUCT, ACTIVE INGREDIENT, COMPARATIVE INGREDIENT, or PLACEBO prepared for administration to patients in CLINICAL STUDIES or use in cGMP stability studies.

         1.7 "COMPARATIVE INGREDIENT" shall mean either ACTIVE INGREDIENT or a pharmaceutical product containing ACTIVE INGREDIENT which is intended to be compared to one or more NEW PRODUCTS.

         1.8 "COMMERCIALIZE" shall mean the commercial exploitation of a product through (i) manufacturing and selling the product, (ii) sublicensing some or all the commercial rights to the product to third parties, (iii) entering into a joint venture, partnership or other business combination regarding the manufacture and/or marketing of the product, or (iv) some other arrangement to produce revenue from the product.

         1.9 "CURRENT GOOD MANUFACTURING PRACTICES" or "cGMP" shall mean those current good manufacturing practice regulations established in 21 CFR Parts 210 and 211, as amended.

         1.10 "DEVELOPMENT SERVICES" shall mean those formulation, development, clinical production, pharmaceutical testing, monitoring CLINICAL STUDIES, regulatory, consulting and project management services which AAI may provide to the Company upon request under the terms and conditions of this Agreement.

         1.11    "FDA" shall mean the United States Food and Drug
Administration.
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DEVELOPMENT AGREEMENT
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         1.12    "FDA APPROVAL" shall mean a marketing approval for commercial distribution of a NEW PRODUCT in the United States pursuant to Section 505 of the ACT, as amended.

         1.13 "MANUFACTURING MATERIALS" shall mean all ACTIVE INGREDIENT, COMPARATIVE INGREDIENT and PLACEBO in bulk or semi-finished state, inactive materials, ingredients, excipient, capsules, etc., and all packaging and labeling components and materials furnished by the Company directly, or manufactured, acquired or segregated by AAI for the account of the Company as herein provided, for use in the preparation of CLINICAL SUPPLIES.

         1.14 "NEW PRODUCT" or "NEW PRODUCTS" shall mean any one or more of the following three (3) products, and other hormone pharmaceutical products as AAI and the Company may jointly designate from time to time, to be developed by AAI as set forth below:

                 (i) generic estradiol product which is THERAPEUTICALLY EQUIVALENT to Estrace in the following tablet dosage strengths: 1.0 mg and 2.0 mg;

                 (ii) generic estropipate product which is THERAPEUTICALLY EQUIVALENT to Ogen in the following tablet dosage strengths: 0.75 mg,
         1.5 mg, and 3.0 mg;

                 (iii) generic conjugated estrogens product which is THERAPEUTICALLY EQUIVALENT to Premarin in the following tablet dosage strengths: 0.3 mg, 0.625 mg, 0.9 mg, 1.25 mg, and 2.50 mg.

         1.15 "PLACEBO" shall mean a composition in dosage form having no therapeutic or prophylactic effect.

         1.16 "THERAPEUTICALLY EQUIVALENT" shall mean a pharmaceutically equivalent product meeting the necessary requirements set forth by the FDA to qualify as therapeutically equivalent to a marketed comparison product as published in the current issue of the FDA Approved Products with Therapeutic Equivalence Evaluations or equivalent publication.
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DEVELOPMENT AGREEMENT
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                                   ARTICLE II

                              DEVELOPMENT SERVICES

         AAI agrees to utilize best commercially reasonable efforts, consistent with sound scientific principles, in providing DEVELOPMENT SERVICES for and on behalf of the Company. All DEVELOPMENT SERVICES shall be performed in accordance with applicable CURRENT GOOD MANUFACTURING PRACTICES and other agreed upon terms and conditions. The parties may agree to develop additional pharmaceutical products, in which case, the parties shall amend this Agreement accordingly.

         Section 2.1 DEVELOPMENT ACTIVITIES. As requested by the Company, AAI will provide DEVELOPMENT SERVICES including, but not limited to, (i) drug substance and raw material characterizations; (ii) formulation development;
(iii) analytical method development and validation; (iv) sourcing raw materials; (v) raw material, finished product and packaging specifications;
(vi) laboratory scale development batches; and (vii) finished dosage form characterizations and stability studies. Data generated from development activities will be collected and presented in a format suitable for support of a NEW PRODUCT ANDA.

         Section 2.2 CLINICAL PRODUCTION. As requested by the Company, AAI shall produce quantities of a NEW PRODUCT as mutually agreed upon for use in CLINICAL STUDIES. Clinical production services shall be provided in accordance with CURRENT GOOD MANUFACTURING PRACTICES and shall include developing manufacturing procedures, batch records, packaging and labeling instructions, release specifications, and quality assurance procedures.

                 (a) INFORMATION. As requested by the Company, AAI shall submit relevant production records to the Company, including the product formulation, master batch record, specifications, analytical results and related supporting documentation.

                 (b) MANUFACTURING MATERIALS. AAI shall acquire MANUFACTURING MATERIALS identified by the Company required for the preparation of CLINICAL SUPPLIES. AAI's obligation to obtain said MANUFACTURING MATERIALS or CLINICAL SUPPLIES on behalf of the Company is subject to market availability.

DEVELOPMENT AGREEMENT
Page 5 of 16


                 (c) VENDOR AUDITS. As requested by the Company, AAI will conduct MANUFACTURING MATERIALS vendor audits.

                 (d) CONTROL SAMPLES. AAI shall retain control samples for lots of CLINICAL SUPPLIES which it has produced for appropriate inspection by the Company or the FDA.

                 (e) DISPOSAL OF MANUFACTURING MATERIALS AND CLINICAL SUPPLIES. AAI shall safely dispose of, and the Company shall pay the cost for the safe disposal of, any MANUFACTURING MATERIALS or CLINICAL SUPPLIES requiring disposal according to all applicable federal, state and local laws and regulations.

                 (f) MANUFACTURING SITE. As requested by the Company, AAI shall assist the Company in qualifying a manufacturing site for a NEW PRODUCT.

         Section 2.3 CLINICAL STUDIES. AAI will select suitable clinical research organizations ("CRO") to conduct appropriate CLINICAL STUDIES. AAI will monitor such CLINICAL STUDIES and coordinate material requirements of the CLINICAL STUDIES, including CLINICAL SUPPLIES, with the CRO.

         Section 2.4 REGULATORY SERVICES. Upon successful conclusion of the CLINICAL STUDIES demonstrating that a NEW PRODUCT is THERAPEUTICALLY EQUIVALENT, AAI shall (i) prepare an ANDA for such NEW PRODUCT; (ii) respond to regulatory questions related to services performed by AAI; and (iii) attend meetings with appropriate regulatory agencies, if necessary, to facilitate FDA APPROVAL of the NEW PRODUCT ANDA. AAI will provide necessary authorization letters to government agencies granting the Company the right to reference appropriate AAI Drug Master Files.

         Section 2.5 PROJECT MANAGEMENT. Both parties recognize that providing DEVELOPMENT SERVICES shall require AAI project management services including project coordination through multidisciplinary team meetings. Each such project shall be assigned an AAI team leader who will maintain overall responsibility for coordination of the project. The AAI team leaders will coordinate their efforts with the project manager appointed pursuant to the Administrative Services Agreement entered into by the parties of even date herewith.

DEVELOPMENT AGREEMENT
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         Section 2.6      AUDIT RIGHTS.  The Company shall have the right to
audit those services performed by AAI on the Company's behalf. Such an audit will be conducted according to reasonable notice and at a reasonable time specified by AAI.

         Section 2.7 INSPECTIONS. Both parties recognize that the FDA may request AAI to produce records, data and materials relating to NEW PRODUCTS and CLINICAL SUPPLIES as the result of ANDA submissions or as the subject of FDA inspections. In such instances, AAI shall notify the Company of such requests, and the Company shall have the right to send a representative immediately to participate in the compilation of such records, data and materials as well as be present during FDA inspections in so far as the subject matter of the inspections relates to the NEW PRODUCTS or CLINICAL SUPPLIES.

         Section 2.8 RIGHTS TO OTHER DEVELOPMENT EFFORTS. Both parties agree that AAI may develop hormone products (other than any product THERAPEUTICALLY EQUIVALENT to a NEW PRODUCT which AAI shall not develop at any time during the term of this Agreement) on its own behalf or on behalf of others. For the term of this Agreement and for a period of three years after the termination hereof (other than a termination pursuant to Section 8.2 resulting from a breach of this Agreement by the Company or as a result of the bankruptcy or reorganization of the Company and provided that during such three year period if the Company has exercised the Lease Option described in Section 4A of Exhibit B hereto, the lease thereunder shall not have been terminated (other than upon a purchase of such facility by the Company)), prior to entering into any agreement with a third party to COMMERCIALIZE such a hormone product, AAI shall present the results of its development efforts to the Company, and the Company will then have the option to purchase the rights to the hormone product for a period of thirty (30) days from the date the results were presented. After the expiration of the thirty-day option period, AAI will be under no further obligation to the Company with respect to the submitted hormone product if the option is not exercised and may exploit, assign, license or otherwise dispose of the hormone product at its sole discretion and for its own account. If the Company exercises its option to purchase, (i) the purchase price will be based upon the amount of development work expended by AAI charged at AAI's then standard hourly rates for such services and all related out-of-pocket expenses, (ii) AAI will assign its rights, title and interest to the hormone product to the Company upon payment for the same and (iii) the Company will subcontract further development efforts to AAI pursuant to the terms of this Agreement.

DEVELOPMENT AGREEMENT
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                                  ARTICLE III

                                   OWNERSHIP

         Subject to the Company's payment to AAI for services provided hereunder, all data, information, discoveries and inventions whether patentable or not, and related documentation, which are generated by AAI during the course of this Agreement (or by any subcontractor of AAI pursuant to an agreement providing AAI ownership thereof) which are directly related to the NEW PRODUCTS, the MANUFACTURING MATERIALS or CLINICAL SUPPLIES manufactured by AAI for or on behalf of the Company shall be the exclusive property of the Company.


                                   ARTICLE IV

                      SERVICES PERFORMED BY THIRD PARTIES

         The parties hereto recognize that AAI may have to subcontract with third party contractors for the performance of certain services agreed upon hereunder including the performance of CLINICAL STUDIES and bioanalytical analysis of clinical specimens.

         Section 4.1 SUBCONTRACTOR CONFIDENTIALITY. Subcontractors shall be hired on an independent contractor basis and shall be bound to maintain all information, methodologies and technologies relating to the Company's projects as confidential. AAI will procure confidentiality agreements from subcontractors protecting the Company's proprietary and confidential information prior to disclosure of such information and providing that services performed thereunder are performed as a "work-for-hire" and that all data, information, discoveries and inventions, whether patentable or not, and related documentation shall be the exclusive property of the Company.

         Section 4.2 MONITORING SUBCONTRACTORS. AAI shall monitor subcontractors during the course of performance of contracted work and shall incorporate the results of those services into its development efforts and regulatory submissions as appropriate.
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DEVELOPMENT AGREEMENT
Page 8 of 16


                                   ARTICLE V

                          MANUFACTURE OF NEW PRODUCTS

         The parties acknowledge that the Company has entered into a License, Development and Regulatory Filing Agreement with a third party wherein the Company has agreed to enter into a supply agreement for conjugated estrogen NEW PRODUCTS (the "SUPPLY AGREEMENT"). The Company and AAI agree to negotiate in good faith the terms of a manufacturing agreement (the "MANUFACTURING AGREEMENT"), according to the substantive terms contained in EXHIBIT "B" attached hereto and incorporated herein, such that both the SUPPLY AGREEMENT and MANUFACTURING AGREEMENT are entered into within a commercially acceptable time not to exceed 90 days following the date of submission of an ANDA to the FDA with respect to any of the New Products.


                                   ARTICLE VI

                         PAYMENT FOR SERVICES RENDERED

         Section 6.1 FEES AND EXPENSES. The Company shall pay for services rendered and related expenses hereunder according to the following terms and conditions:

                 (a) SERVICE CHARGES. AAI shall charge the Company for DEVELOPMENT SERVICES rendered according to the following schedule:

                          Position                                           Hourly Rate
                          --------                                           -----------
                          Senior Formulator . . . . . . . . . . . . . . . .  $165/hour
                          Senior Chemist  . . . . . . . . . . . . . . . . .  $175/hour
                          Chemist   . . . . . . . . . . . . . . . . . . . .  $150/hour
                          Formulator  . . . . . . . . . . . . . . . . . . .  $125/hour
                          Project Team Meetings . . . . . . . . . . . . . .  $500/hour

         The parties recognize that certain routine technical functions are charged according to standard fractional hourly units (e.g., 0.2 hours) for administrative convenience.

DEVELOPMENT AGREEMENT
Page 9 of 16


                 (b) TRAVEL AND OUT OF POCKET EXPENSES. AAI anticipates that certain travel and out of pocket expenses will occur during the performance of its duties hereunder. The Company agrees to pay for such expenses incurred in providing DEVELOPMENT SERVICES.

                 (c) FACILITIES CHARGES. The Company agrees to pay standard flat rate daily fees for utilization of production and storage facilities.

                 (d) MATERIALS AND HANDLING CHARGES. The Company agrees to pay a fifteen percent (15%) handling fee for all MANUFACTURING MATERIALS or supplies acquired for or on behalf of the Company by AAI.

                 (e) SUBCONTRACTORS. The Company agrees to pay AAI for subcontracted services at cost and the supervision, auditing, and coordination of subcontractors at the hourly rates set forth in
         Section 6.1(a).

                 (f) The rates quoted and to be charged to the Company by AAI in subsections (a) through (e) are no greater than the standard rates charged by AAI to others for the same or similar services.

         Section 6.2 ANNUAL BUDGET. Prior to commencement of services hereunder, AAI agrees to use reasonable and diligent efforts to prepare an ANNUAL BUDGET establishing the Company's estimated monthly requirements of DEVELOPMENT SERVICES for the upcoming calendar year. The ANNUAL BUDGET will be amended each calendar year on or before December 31, and will be attached hereto and incorporated herein as EXHIBIT "A." AAI shall provide notices of significant cost overages to the Company.

                 (a) MONTHLY PAYMENT. On or before the first day of each month, the Company agrees to pay AAI the budgeted service fees and expenses for that month as established in the ANNUAL BUDGET. AAI shall apply these prepaid funds against amounts due and payable to AAI by the Company under the terms and conditions of this Agreement. AAI shall maintain accurate accounting records of the Company's monthly payments and deductions therefrom for services rendered and expenses incurred.

                 (b) RECONCILIATION OF MONTHLY PAYMENTS AND CHARGES. Monthly payments shall be reconciled against AAI's cumulative service fees and expenses semi-annually on each six-month anniversary of this Agreement. In
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DEVELOPMENT AGREEMENT
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         the event a reconciliation results in a credit or debit balance to the
         Company's account, it shall be handled as follows:

                          (i) Credit Balances. In the event the Company's cumulative monthly payment to AAI exceeds the cumulative service fees and expenses accrued through the date of reconciliation, AAI shall issue a credit to the Company in the amount of the overpayment which shall be applied to the Company's monthly payment obligation pursuant to the ANNUAL BUDGET until such credit is exhausted.

                          (ii) Debit Balances. In the event the Company's cumulative monthly payments to AAI are less than the cumulative service fees and expenses accrued through the date of reconciliation, the Company shall pay AAI the debit balance within thirty (30) days of the Company's receipt of invoice for said underpayment amount. Should any part of the invoice be in dispute, the Company covenants to pay the undisputed amount according to the terms and conditions described herein while said dispute is being resolved.

         Section 6.3 AUDIT RIGHTS. The Company shall have the right, upon reasonable notice and at its own expense, during AAI's performance of DEVELOPMENT SERVICES, and for a period of two (2) years thereafter, to conduct an audit of expenses charged to the Company for such services. The audit shall be conducted by a certified public accountant selected by the Company and approved by AAI, which approval shall not be unreasonably withheld. AAI shall keep a complete and accurate account of expenses charged to the Company and shall allow the examination of such records by the selected accountant during regular business hours. Such audits may be performed no more frequently than annually. In the event that such audit reveals that amounts charged by AAI to the Company for the period commencing on the date of the most recent audit (or from the date hereof with respect to the initial audit) exceed by 5 percent or more the amount that AAI may rightfully have charged during such period, AAI shall reimburse the Company for the expense of such audit.

DEVELOPMENT AGREEMENT
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                                  ARTICLE VII

                         LIABILITY AND INDEMNIFICATION

         Section 7.1 LIABILITY OF AAI FOR DEVELOPMENT SERVICES. The parties agree that AAI's liability to the Company for the DEVELOPMENT SERVICES under this Agreement shall be limited to the amount of compensation which AAI has received from the Company for the DEVELOPMENT SERVICES rendered hereunder. AAI shall not be liable to the Company for injuries sustained by third parties, consequential damages or any cost associated with a NEW PRODUCT's recall.
AAI's liability for commercial manufacturing shall be negotiated by the parties according to the substantive terms set forth on the Manufacturing Term Sheet and attached hereto as EXHIBIT "B".

         Section 7.2 INDEMNIFICATION OF AAI. The Company shall indemnify and hold harmless AAI, its agents, employees and affiliates from any loss, expense and liability, including reasonable attorney's fees arising from or in connection with the distribution or sale of any NEW PRODUCT or CLINICAL SUPPLIES developed under this Agreement, except as limited by the MANUFACTURING AGREEMENT to be entered into pursuant to the substantive terms of EXHIBIT "B". Provided, however, that AAI will promptly notify the Company of any such claim or suit, and at the Company's discretion and cost permit the Company's attorneys to handle such claims or suits exclusively so long as the Company's attorneys actively pursue the defense of the same. Provided further that this indemnification and hold harmless shall not apply to any loss, expense or liability caused by the gross negligence or willful misconduct of AAI.

         Section 7.3 SURVIVAL. The covenants and obligations of indemnification set forth herein shall survive the termination of this Agreement.


                                  ARTICLE VIII

                              TERM AND TERMINATION

         Section 8.1 TERM OF AGREEMENT. Unless sooner terminated in a manner herein provided, this Agreement shall continue for a period of seven (7) years.

         Section 8.2 TERMINATION. A party may terminate this Agreement if the other party commits a material breach of this Agreement (which is not cured within thirty
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DEVELOPMENT AGREEMENT
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(30) days of receipt of written notice of such), or files for bankruptcy or reorganization. The development of any NEW PRODUCT may be terminated by the Company if the cost of development becomes prohibitive. Upon termination by either party, the Company shall be obligated to pay the cost of all work completed and expenses incurred through the effective date of termination in accordance with this Agreement, including AAI's cost of all materials and services previously acquired or contracted which AAI cannot readily utilize in other day-to-day operations.


                                   ARTICLE IX

                                CONFIDENTIALITY

         Section 9.1 NONDISCLOSURE. All confidential and proprietary information directly or indirectly related to the NEW PRODUCTS shall be deemed confidential. Such confidential information shall be safeguarded by AAI, shall not be disclosed to third parties by AAI except as permitted herein and shall be made available only to AAI's employees, subcontractors or consultants who have a need to know for the purposes specified under this Agreement. These obligations of confidentiality shall apply during the term of this Agreement, and shall survive the termination of this Agreement, but such obligations shall not apply to any information to the extent that such information:

                 (a) is or hereafter becomes generally available to the public other than by reason of any default with respect to a confidentiality obligation under this Agreement;

                 (b) is disclosed to AAI by a third party who is not in default of any confidentiality obligation to the Company;

                 (c) is submitted to governmental agencies to facilitate a NEW PRODUCT's FDA APPROVAL hereunder provided that reasonable measures shall be taken to assure confidential treatment of such information;

                 (d) is provided to third party subcontractors under appropriate terms and conditions including confidentiality provisions at least as stringent as those in this Agreement;

                 (e) is required to be disclosed in compliance with applicable laws or regulations in connection with the manufacture or sale of a NEW PRODUCT;

DEVELOPMENT AGREEMENT
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         provided that AAI provides the Company with notice of intended disclosure as far in advance as is possible under the circumstances;
         or

                 (f) is otherwise required to be disclosed in compliance with applicable laws or regulations or order by a court or other regulatory body having competent jurisdiction; provided that AAI provides the Company with notice of intended disclosure as far in advance as is possible under the circumstances.


                                   ARTICLE X

                           CORRESPONDENCE AND NOTICE

         Until advised in writing to the contrary by the intended recipient, documentation, reports, communications, and notices hereunder shall be effective upon receipt and shall be addressed to:

         GenerEst:        GenerEst, Inc.
                          1726 North 23rd Street
                          Wilmington, NC  28405
                          (Attention:  President)

         AAI:             Applied Analytical Industries, Inc.
                          1206 North 23rd Street
                          Wilmington, NC 28405
                          (Attention:  General Counsel)


                                   ARTICLE XI

                                 GOVERNING LAW

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.

DEVELOPMENT AGREEMENT
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                                  ARTICLE XII

                                 MISCELLANEOUS

         Section 12.1 LIMITATIONS OF RIGHTS. Except as expressly provided for in this Agreement, nothing contained herein shall be construed as conferring any license or other rights, by implication, estoppel or otherwise, under any patent (including design and utility patents) or patent applications, or any copyrights, trademarks, trade names or trade dress.

         Section 12.2 WAIVER. The failure of either party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party hereto of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

         Section 12.3 PAROLE EVIDENCE. This Agreement contains the entire agreement between the parties with respect to the subject matter thereof as of its date and supersedes all prior agreements, negotiations, representations and proposals, written and oral, relating to its subject matter.

         Section 12.4 SEVERABILITY. If a court or other tribunal of competent jurisdiction holds any term or provision, or portion thereof, of this Agreement to be invalid, void or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect. It is the parties' intention that if a court or other tribunal holds any term or provision of this Agreement to be excessive in scope, such term or provision shall be adjusted rather than voided, if possible.

         Section 12.5 MODIFICATION. This Agreement may not be amended or modified except by written instrument signed by AAI and the Company.

         Section 12.6 COOPERATION. Each party will execute and deliver all such instruments and perform all such other acts as the other party may reasonably request to carry out the transactions contemplated by this Agreement.

         Section 12.7 FORCE MAJEURE. Neither AAI nor the Company shall be liable for delay or failure in the performance of the obligations contained in this

DEVELOPMENT AGREEMENT
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Agreement caused solely by any one or more of the following:  (a) acts of God, or public enemy or war (declared or undeclared); (b) acts of governmental or quasi-governmental authorities of the United States, or any political subdivision thereof, or of any department or agency thereof, or regulations or restrictions imposed by law or by court action, except as they may result from the unreasonable failure of AAI or the Company to perform as required hereunder; (c) acts of persons engaged in subversive activities or sabotage;
(d) fires, floods, explosions or other catastrophes; (e) strikes or similar labor disruptions; (f) epidemics or quarantines restrictions; (g) freight embargoes or interruption of transportation; (h) unusually severe weather; (i) delays of a supplier of either party due to any of the above causes or events; or (j) any other extraordinary causes, similar or dissimilar, beyond the reasonable control of the party concerned; and provided that due diligence is exercised to cure such cause and resume performance, and the time for performance by such party shall be extended by the period of any such delay.

         Section 12.8 BINDING EFFECT. Subject to the restrictions on transfers, assignments and encumbrances set forth herein, this Agreement shall inure to the benefit of and be binding upon the undersigned parties, their respective legal successors and assigns.

         Section 12.9 ASSIGNMENT. Neither party shall assign its rights under this Agreement without the prior written consent of the other party.

                  [Remainder of page left blank intentionally]
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DEVELOPMENT AGREEMENT
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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date and year first written above.


APPLIED ANALYTICAL INDUSTRIES, INC.


By:      /s/ Frederick D. Sancilio
   -------------------------------------------------
         Frederick D. Sancilio, Ph.D.
         President

Attest

By:      /s/ R. Forrest Waldon
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         R. Forrest Waldon, Secretary



GENEREST, INC.


BY:      /s/ Frederick D. Sancilio
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         Frederick D. Sancilio, Ph.D.
         President

Attest:


By:       /s/ R. Forrest Waldon
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          R. Forrest Waldon, Secretary